Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Fourth Fiscal Quarter and Fiscal Year

Ended April 30, 2014

Fourth fiscal quarter of 2014 and recent strategic highlights include:

•	Achieved revenue of $47.1 million which includes revenues from the PowerReviews business, exceeding guidance

•	Signed definitive agreement to divest PowerReviews for $30.0 million in cash

•	Completed the strategic acquisition of FeedMagnet

•	Achieved record quarter for client launches and net new client additions

•	Launched three new products at our annual client summit

AUSTIN, Texas, June 4, 2014 — Bazaarvoice, Inc. (NASDAQ: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2014.

“The fourth quarter was our best quarter of the year on many fronts. We exceeded our revenue guidance, achieved great performance in net new client additions and customer launches, and delivered a nice year over year improvement in our adjusted EBITDA loss.” said Gene Austin, chief executive officer and president. “Given the strength of the fourth quarter, the launch of new offerings, and our overall view of the business heading into fiscal year 2015, we believe we are at or near our revenue growth rate bottom and we are confident our revenue growth rates will begin to accelerate by the third quarter of this fiscal year at the latest.”

Fourth Fiscal Quarter of 2014 Financial Details

On April 24, 2014, we entered into a Joint Stipulation with the U.S. Department of Justice (“DOJ”) to resolve the DOJ’s claims in the antitrust action challenging our 2012 acquisition of PowerReviews, Inc. (“PowerReviews”) and, together with the DOJ, we submitted a proposed order to the U.S. District Court for the Northern District of California (the “Court”). Under the terms of the Joint Stipulation and the proposed order, we are required to divest all of the net assets of the PowerReviews business. As a result of this, in accordance with accounting guidance, we have reported the results of operations and financial position of PowerReviews as discontinued operations within the condensed consolidated statements of operations and balance sheets for all periods presented. Accordingly, PowerReviews revenues, related expenses and an estimated loss on disposal, net of tax, are components of “loss from discontinued operations” in the Condensed Consolidated Statement of Operations. On the Condensed Consolidated Balance sheets the assets and liabilities of the discontinued operations of PowerReviews have been presented as ‘Assets held for sale’ and ‘Liabilities held for sale,’ respectively. The statement of cash flows is reported on a combined basis without separately presenting cash flows from discontinued operations.

For more information regarding discontinued operations, see the Frequently Asked Questions posted on the “Quarterly Results” section of our Investor Relations website at investors.bazaarvoice.com. Summary data below describes results from continuing operations and excludes results from discontinued operations.

Revenue from continuing operations: Bazaarvoice reported revenue of $43.1 million for the fourth quarter of 2014, up 11% from the fourth quarter of 2013, and consisted of SaaS revenue of $41.9 million and net media revenue of $1.2 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the fourth quarter of 2014 was a loss of $7.6 million, compared to a loss of $9.1 million for the fourth quarter of 2013.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $12.2 million, compared to a GAAP net loss of $23.0 million for the fourth quarter of 2013. GAAP net loss per share was $0.16 based upon weighted average shares outstanding of 77.2 million, compared to $0.32 for the fourth quarter of 2013 based upon weighted average shares outstanding of 73.1 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $8.4 million, compared to a non-GAAP net loss of $10.7 million for the fourth quarter of 2013. Non-GAAP net loss per share was $0.11 based upon weighted average shares outstanding of 77.2 million, compared to $0.15 for the fourth quarter of 2013 based upon weighted average shares outstanding of 73.1 million.

Fiscal Year 2014 Financial Details

Revenue from continuing operations: Bazaarvoice reported revenue of $168.1 million for the fiscal year ended April 30, 2014, up 15% from the fiscal year ended April 30, 2013, and consisted of SaaS revenue of $161.3 million and net media revenue of $6.8 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the fiscal year 2014 was a loss of $21.9 million, consistent with a loss of $21.9 million for the fiscal year 2013.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $52.8 million, compared to a GAAP net loss of $47.5 million for the fiscal year 2013. GAAP net loss per share was $0.70 based upon weighted average shares outstanding of 75.6 million, compared to $0.69 for the fiscal year 2013 based upon weighted average shares outstanding of 69.3 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $25.8 million, compared to a non-GAAP net loss of $24.2 million for fiscal year 2013. Non-GAAP net loss per share was $0.34 based upon weighted average shares outstanding of 75.6 million, compared to $0.35 for the fiscal year 2013 based upon weighted average shares outstanding of 69.3 million.

Clients: The number of active clients at the end of the fourth fiscal quarter and fiscal year 2014 was 1,133 and the number of network clients at the end of the fourth fiscal quarter and fiscal year 2014 was over 1,500. Annualized SaaS revenue per average active client for the fiscal year 2014 was approximately $156,000.

Number of Active Clients

Beginning as of our fourth quarter of fiscal 2014, we now define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Further, due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result of this analysis, each category could include a common client who may have organizations for which we recognized recurring revenue that have separate signed contractual agreements.

All prior periods discussed in this press release or presented in the accompanying financial tables have been revised to conform to the current period definition of an active client.

Number of Network Clients

We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the fourth quarter and fiscal year ended April 30, 2014. To access this call, dial (888) 481-2877 from the United States or (719) 325-2495 internationally with conference ID 9791906. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through June 18, 2014 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 9791906.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 400 million people view and share authentic opinions, questions, and experiences about tens of millions of products in the Bazaarvoice network. The company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales, and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe, and Asia-Pacific. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Non-GAAP Financial Measures

Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.

Adjusted EBITDA for discontinuing operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analyst and investors in evaluating the impact of the anticipated divestiture of PowerReviews on the company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s expectation that revenue growth will begin to accelerate by the third quarter of fiscal year 2015, management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2013, our Form 10-Q for the fiscal quarter ended January 31, 2014, and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Linda Wells

Bazaarvoice, Inc.

415-489-6045

linda.wells@bazaarvoice.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	April 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$31,934	$25,045
Restricted cash	604	604
Short-term investments	40,700	70,290
Accounts receivable, net	39,099	27,582
Prepaid expenses and other current assets	8,212	6,563
Assets held for sale	33,745	52,055

Total current assets	154,294	182,139
Property, equipment and capitalized internal-use software development costs, net	17,005	14,461
Goodwill	139,155	132,831
Acquired intangible assets, net	13,388	10,751
Other non-current assets	3,428	1,761

Total assets	$327,270	$341,943

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,346	$6,362
Accrued expenses and other current liabilities	27,071	29,959
Revolving line of credit	27,000	—
Deferred revenue	54,951	51,039
Liabilities held for sale	3,621	6,650

Total current liabilities	115,989	94,010
Deferred revenue less current portion	1,722	1,920
Deferred tax liability, long-term	1,730	2,032
Other liabilities, long-term	1,367	2,632

Total liabilities	120,808	100,594
Stockholders’ equity:
Common stock	8	7
Additional paid-in capital	398,201	370,397
Accumulated other comprehensive income (loss)	328	(146)
Accumulated deficit	(192,075)	(128,909)

Total stockholders’ equity	206,462	241,349

Total liabilities and stockholders’ equity	$327,270	$341,943

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Twelve Months
	Ended April 30,		Ended April 30,
	2014	2013	2014	2013
Revenue	$43,078	$38,924	$168,145	$146,812
Cost of revenue	14,522	12,319	52,905	47,350

Gross profit	28,556	26,605	115,240	99,462

Operating expenses:
Sales and marketing	23,884	22,095	86,482	73,114
Research and development	9,832	8,691	37,585	32,169
General and administrative	6,521	9,672	26,370	30,990
Acquisition-related and other	366	7,819	16,184	10,487
Amortization of acquired intangible assets	288	282	1,135	549

Total operating expenses	40,891	48,559	167,756	147,309

Operating loss	(12,335)	(21,954)	(52,516)	(47,847)

Other income (expense), net:
Interest income	7	107	143	217
Other expense	(323)	(590)	(973)	(1,045)

Total other expense, net	(316)	(483)	(830)	(828)

Loss from continuing operations before income taxes	(12,651)	(22,437)	(53,346)	(48,675)
Income tax expense (benefit)	(418)	583	(500)	(1,172)

Net loss from continuing operations attributable to common stockholders	(12,233)	(23,020)	(52,846)	(47,503)
Loss from discontinued operations, net of tax	(11,448)	(124)	(10,320)	(16,249)

Net loss applicable to common stockholders	$(23,681)	$(23,144)	$(63,166)	$(63,752)

Basic and diluted loss per share:
Continuing operations	$(0.16)	$(0.32)	$(0.70)	$(0.69)
Discontinued operations	(0.15)	—	(0.14)	(0.23)

Basic and diluted loss per share:	$(0.31)	$(0.32)	$(0.84)	$(0.92)

Basic and diluted weighted average number of shares outstanding	77,165	73,121	75,564	69,336

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months		Twelve Months
	Ended April 30,		Ended April 30,
	2014	2013	2014	2013
Operating activities:
Net loss	$(23,681)	$(23,144)	$(63,166)	$(63,752)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,901	3,427	15,068	10,900
Impairment of acquired intangible assets	2,500	—	2,500	—
Estimated loss on disposal of discontinued operations, net of tax	9,192	—	9,192	—
Stock-based expense	3,472	3,381	14,468	22,453
Revaluation of contingent consideration	—	(1,000)	(3,270)	(1,000)
Bad debt expense	469	1,216	1,902	2,859
Excess tax benefit related to stock-based expense	(120)	(145)	(216)	(510)
Other non-cash expense (benefit) (1)	286	5	480	(5)
Changes in operating assets and liabilities:
Accounts receivable	3,721	(168)	(12,081)	(10,749)
Prepaid expenses and other current assets	(1,176)	(2,023)	(1,551)	(1,766)
Other non-current assets	(130)	(1,593)	(1,603)	(432)
Accounts payable	(3,570)	453	(3,095)	974
Accrued expenses and other current liabilities	(409)	6,256	(2,623)	13,283
Deferred revenue	3,225	3,986	2,040	8,633
Other liabilities, long-term	(585)	253	(1,512)	(2,699)

Net cash used in operating activities	(2,905)	(9,096)	(43,467)	(21,811)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	(8,946)	—	(9,616)	(60,750)
Purchases of property, equipment and capitalized internal-use software development costs	(2,155)	(2,849)	(10,661)	(10,853)
Purchases of short-term investments	(25,575)	(16,250)	(60,092)	(90,828)
Proceeds from maturities of short-term investments	13,068	22,541	58,478	61,310
Proceeds from sales of short-term investments (1)	—	5,013	31,098	10,037

Net cash provided by (used in) investing activities	(23,608)	8,455	9,207	(91,084)
Financing activities:
Proceeds from follow-on stock offering, net of costs	—	—	—	51,943
Proceeds from employee stock compensation plans	2,460	1,756	13,499	11,226
Proceeds from revolving line of credit	27,000	—	27,000	—
Excess tax benefit related to stock-based expense	120	145	216	510

Net cash provided by financing activities	29,580	1,901	40,715	63,679
Effect of exchange rate fluctuations on cash and cash equivalents	175	(60)	434	(106)

Net change in cash and cash equivalents	3,242	1,200	6,889	(49,322)
Cash and cash equivalents at beginning of period	28,692	23,845	25,045	74,367

Cash and cash equivalents at end of period	$31,934	$25,045	$31,934	$25,045

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$763	$204	$1,493	$440
Cash paid for interest	137	—	137	—
Supplemental disclosure of non-cash investing and financing activities:
Purchase of intangible asset recorded in accrued expenses and other current liabilities	$—	$205	$—	$705
Issuance of stock for acquisition	—	—	—	125,497

(1)	Prior period has been reclassified to conform with basis of presentation adopted in current period.

These Condensed Consolidated Statements of Cash Flows include combined cash flows from continuing operations along with discontinued operations.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Twelve Months
	Ended April 30,		Ended April 30,
	2014	2013	2014	2013
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(12,233)	$(23,020)	$(52,846)	$(47,503)
Stock-based expense (1)	3,333	3,114	13,825	11,158
Contingent consideration related to acquisition (2)	—	(410)	(3,860)	(410)
Amortization of acquired intangible assets	317	282	1,164	549
Acquisition-related and other expense	366	7,819	16,184	10,487
Other stock-related expense (4)	—	1,428	—	1,428
Income tax adjustment for non-GAAP items	(191)	39	(239)	64

Non-GAAP net loss from continuing operations	$(8,408)	$(10,748)	$(25,772)	$(24,227)

GAAP basic and diluted shares	77,165	73,121	75,564	69,336

Non-GAAP basic and diluted net loss per share from continuing operations	$(0.11)	$(0.15)	$(0.34)	$(0.35)

Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(12,233)	$(23,020)	$(52,846)	$(47,503)
Stock-based expense (1)	3,333	3,114	13,825	11,158
Contingent consideration related to acquisition (2)	—	(410)	(3,860)	(410)
Adjusted depreciation and amortization (3)	1,081	948	4,492	3,322
Acquisition-related and other expense	366	7,819	16,184	10,487
Other stock-related expense (4)	—	1,428	—	1,428
Income tax expense (benefit)	(418)	583	(500)	(1,172)
Total other (income) expense, net	316	483	830	828

Adjusted EBITDA from continuing operations:	$(7,555)	$(9,055)	$(21,875)	$(21,862)

(1) Stock-based expense includes the following:
Cost of revenue	$316	$149	$1,155	$677
Sales and marketing	1,072	841	4,496	3,033
Research and development	747	733	2,817	2,840
General and administrative	1,198	1,391	5,357	4,608

Stock-based expense	$3,333	$3,114	$13,825	$11,158

(2) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$(1,000)	$(3,270)	$(1,000)
(b) Contingent consideration included in compensation expense
General and administrative	—	295	(295)	295
Sales and marketing	—	295	(295)	295

Contingent consideration related to acquisition	$—	$(410)	$(3,860)	$(410)

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations (continued)

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Twelve Months
	Ended April 30,		Ended April 30,
	2014	2013	2014	2013
(3) Adjusted depreciation and amortization includes the following:
Cost of revenue	$244	$231	$937	$891
Sales and marketing	275	120	1,112	601
Research and development	189	173	813	647
General and administrative	85	142	495	634
Amortization of acquired intangible assets	288	282	1,135	549

Adjusted depreciation and amortization	$1,081	$948	$4,492	$3,322

(4) Other stock-related expense includes the following:
General and administrative	$—	$1,428	$—	$1,428

Other stock-related expense	$—	$1,428	$—	$1,428

Other stock-related expense represents a non-recurring estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Twelve Months
	Ended April 30,		Ended April 30,
	2014	2013	2014	2013
Non-GAAP net income (loss) and net earnings per share from discontinued operations:
GAAP net loss from discontinued operations	$(11,448)	$(124)	$(10,320)	$(16,249)
Stock-based expense (1)	139	267	643	11,295
Amortization of acquired intangible assets	1,472	1,549	5,888	4,965
Impairment of acquired intangible assets (4)	2,500	—	2,500	—
Acquisition-related, divestiture-related and other expenses	819	(378)	819	1,725
Other stock-related expense (3)	—	772	—	772
Estimated loss on disposal of discontinued operations, net of tax (5)	9,192	—	9,192	—

Non-GAAP net income from discontinued operations	$2,674	$2,086	$8,722	$2,508

GAAP basic weighted average shares outstanding:	77,165	73,121	75,564	69,336
GAAP diluted weighted average shares outstanding;	78,492	75,808	78,006	75,121

Non-GAAP basic earnings per share from discontinued operations	$0.03	$0.03	$0.12	$0.04

Non-GAAP diluted earnings per share from discontinued operations	$0.03	$0.03	$0.11	$0.03

Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$(11,448)	$(124)	$(10,320)	$(16,249)
Stock-based expense (1)	139	267	643	11,295
Adjusted depreciation and amortization (2)	1,482	1,589	5,983	5,114
Impairment of acquired intangible assets (4)	2,500	—	2,500	—
Acquisition-related, divestiture-related and other expenses	819	(378)	819	1,725
Other stock-related expense (3)	—	772	—	772
Income tax expense (benefit)	(660)	1	22	25
Total other (income) expense, net	—	(10)	(4)	(14)
Estimated loss on disposal of discontinued operations, net of tax (5)	9,192	—	9,192	—

Adjusted EBITDA from discontinued operations:	$2,024	$2,117	$8,835	$2,668

(1) Stock-based expense includes the following:
Cost of revenue	$127	$236	$567	$1,057
Sales and marketing	—	5	7	1,239
Research and development	6	24	55	307
General and administrative	6	2	14	8,692

Stock-based expense	$139	$267	$643	$11,295

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$450	$450	$1,800	$1,590
Sales and marketing	—	—	—	—
Research and development	—	—	—	—
General and administrative	10	40	95	149
Amortization of acquired intangible assets	1,022	1,099	4,088	3,375

Adjusted depreciation and amortization	$1,482	$1,589	$5,983	$5,114

(3) Other stock-related expense includes the following:
General and administrative	$—	$772	$—	$772

Other stock-related expense	$—	$772	$—	$772

Other stock-related expense represents a non-recurring estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

(4)	Prior to the classification as “assets held for sale”, the Company determined that the carrying value of the asset group exceeded the undiscounted cash flows expected to be generated. As a result, the Company recorded an impairment change of $2.5 million for the three months ended April 30, 2014.

(5)	Estimated loss on disposal of discontinued operations has been determined by estimating proceeds from selling the PowerReviews business, net of any associated transaction costs, less the net carrying value of the assets and liabilities held for sale as of April 30, 2014. Any material change between the estimated proceeds used for determining the loss on disposal and the actual proceeds due to the timing of executing a definitive agreement with a prospective buyer on or around the date of this 8-K filing may result in a revision of this estimated loss. Any such revisions will be reflected in the financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and, if required, an amended Current Report on Form 8-K/A.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,
	2012	2012	2013	2013	2013	2013	2014	2014
Continuing Operations:
Revenue (1)	$33,820	$35,148	$38,920	$38,924	$40,319	$41,148	$43,600	$43,078
Cost of revenue (2)	11,229	11,672	12,130	12,319	12,117	12,508	13,758	14,522

Gross profit	22,591	23,476	26,790	26,605	28,202	28,640	29,842	28,556
Operating expenses:
Sales and marketing (2), (4)	13,751	17,165	20,103	22,095	20,996	20,837	20,765	23,884
Research and development (2)	7,160	7,496	8,822	8,691	8,924	9,793	9,036	9,832
General and administrative (2), (4)	6,660	6,533	8,125	9,672	8,536	3,639	7,674	6,521
Acquisition-related and other expense	—	1,085	1,583	7,819	7,504	8,283	31	366
Amortization of acquired intangible assets	—	—	267	282	282	283	282	288

Total operating expenses	27,571	32,279	38,900	48,559	46,242	42,835	37,788	40,891

Operating loss	(4,980)	(8,803)	(12,110)	(21,954)	(18,040)	(14,195)	(7,946)	(12,335)
Total other income (expense), net	(407)	54	8	(483)	3	(249)	(268)	(316)

Net loss before income taxes	(5,387)	(8,749)	(12,102)	(22,437)	(18,037)	(14,444)	(8,214)	(12,651)
Income tax expense (benefit)	269	271	(2,295)	583	(391)	130	179	(418)

Net loss from continuing operations	(5,656)	(9,020)	(9,807)	(23,020)	(17,646)	(14,574)	(8,393)	(12,233)

Stock-based expense (3)	2,243	3,040	2,761	3,114	3,807	3,467	3,218	3,333
Contingent consideration related to acquisition (4)	—	—	—	(410)	370	(4,230)	—	—
Adjusted depreciation and amortization (5)	595	708	1,071	948	1,053	1,202	1,156	1,081
Acquisition-related and other expense	—	1,085	1,583	7,819	7,504	8,283	31	366
Other stock-related expense (6)	—	—	—	1,428	—	—	—	—
Income tax expense (benefit)	269	271	(2,295)	583	(391)	130	179	(418)
Total other (income) expense, net	407	(54)	(8)	483	(3)	249	268	316

Adjusted EBITDA from continuing operations	$(2,142)	$(3,970)	$(6,695)	$(9,055)	$(5,306)	$(5,473)	$(3,541)	$(7,555)

Net income (loss) from discontinued operations	$(12,883)	$(2,222)	$(1,020)	$(124)	$278	$420	$430	$(11,448)
Stock-based expense (3)	10,095	555	378	267	201	181	122	139
Adjusted depreciation and amortization (5)	743	1,391	1,391	1,589	1,506	1,503	1,492	1,482
Impairment of acquired intangible assets (8)	—	—	—	—	—	—	—	2,500
Acquisition-related, divestiture-related and other expenses	1,384	281	438	(378)	—	—	—	819
Other stock-related expense (6)	—	—	—	772	—	—	—	—
Income tax expense (benefit)	19	3	2	1	168	253	261	(660)
Total other (income) expense, net	(3)	3	(4)	(10)	(4)	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (9)	—	—	—	—	—	—	—	9,192

Adjusted EBITDA from discontinued operations	$(645)	$11	$1,185	$2,117	$2,149	$2,357	$2,305	$2,024

Number of active clients from continuing operations (at period end) (7)	843	866	943	885	922	980	1,011	1,133
Number of active clients from discontinued operations (at period end) (7)	340	356	413	404	398	389	368	341

Full-time employees including employees attributable to discontinued operations (at period end)	771	777	796	783	776	798	794	799
Full-time employees attributable to discontinued operations (at period end)	68	48	35	29	28	27	25	24

(1) Revenue from continuing operations includes the following:
SaaS	$33,820	$35,148	$37,071	$38,057	$38,863	$39,896	$40,645	$41,924
Media	—	—	1,849	867	1,456	1,252	2,955	1,154

Revenue	$33,820	$35,148	$38,920	$38,924	$40,319	$41,148	$43,600	$43,078

Revenue from discontinued operations includes the following:
SaaS	$1,803	$3,402	$3,639	$4,316	$4,179	$4,335	$4,338	$3,947
Media	39	76	119	90	73	55	59	25

Revenue	$1,842	$3,478	$3,758	$4,406	$4,252	$4,390	$4,397	$3,972

Total revenue:
SaaS	$35,623	$38,550	$40,710	$42,373	$43,042	$44,231	$44,983	$45,871
Media	39	76	1,968	957	1,529	1,307	3,014	1,179

Revenue	$35,662	$38,626	$42,678	$43,330	$44,571	$45,538	$47,997	$47,050

(2)	To conform with the basis of presentation adopted in the three months ended July 31, 2013, the presentation of certain expense line items for prior periods has been adjusted to reflect the reclassification of bad debt expense from sales and marketing to general and administrative, and to allocate certain information technology costs from general and administrative to cost of revenue, sales and marketing, and research and development.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Month Ended
	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,
	2012	2012	2013	2013	2013	2013	2014	2014

(3) Stock-based expense from continuing operations includes the following:
Cost of revenue	$100	$261	$167	$149	$318	$236	$285	$316
Sales and marketing	651	835	706	841	1,227	1,324	873	1,072
Research and development	560	919	628	733	805	662	603	747
General and administrative	932	1,025	1,260	1,391	1,457	1,245	1,457	1,198

Stock-based expense from continuing operations	$2,243	$3,040	$2,761	$3,114	$3,807	$3,467	$3,218	$3,333

Stock-based expense from discontinued operations includes the following:
Cost of revenue	$201	$333	$287	$236	$174	$160	$106	$127
Sales and marketing	1,179	43	12	5	4	2	1	—
Research and development	87	143	53	24	19	17	13	6
General and administrative	8,628	36	26	2	4	2	2	6

Stock-based expense from discontinued operations	$10,095	$555	$378	$267	$201	$181	$122	$139

(4) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$—	$—	$(1,000)	$—	$(3,270)	$—	$—
(b) Contingent consideration included in compensation expense
General and administrative	—	—	—	295	185	(480)	—	—
Sales and marketing	—	—	—	295	185	(480)	—	—

Contingent consideration related to acquisition	$—	$—	$—	$(410)	$370	$(4,230)	$—	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable to Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

	Three Month Ended
	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,
	2012	2012	2013	2013	2013	2013	2014	2014
(5) Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$197	$231	$232	$231	$226	$238	$229	$244
Sales and marketing	133	175	173	120	221	318	298	275
Research and development	144	161	169	173	189	226	209	189
General and administrative	121	141	230	142	135	137	138	85
Amortization of acquired intangible assets	—	—	267	282	282	283	282	288

Adjusted depreciation and amortization from continuing operations	$595	$708	$1,071	$948	$1,053	$1,202	$1,156	$1,081

Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$240	$450	$450	$450	$450	$450	$450	$450
General and administrative	23	43	43	40	34	31	20	10
Amortization of acquired intangible assets	480	898	898	1,099	1,022	1,022	1,022	1,022

Adjusted depreciation and amortization from discontinued operations	$743	$1,391	$1,391	$1,589	$1,506	$1,503	$1,492	$1,482

(6) Other stock-related expense from continuing operations includes the following:
General and administrative	$—	$—	$—	$1,428	$—	$—	$—	$—

Other stock-related expense	$—	$—	$—	$1,428	$—	$—	$—	$—

Other stock-related expense from discontinued operations includes the following:
General and administrative	$—	$—	$—	$772	$—	$—	$—	$—

Other stock-related expense	$—	$—	$—	$772	$—	$—	$—	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

(7)	Beginning as of our fourth quarter of fiscal 2014, we now define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Further, due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result of this analysis, each category could include a common client who may have organizations for which we recognized recurring revenue that have separate signed contractual agreements.

All prior periods discussed in this press release or presented in the accompanying financial tables have been revised to conform to the current period definition of an active client.

(8)	The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

(9)	Estimated loss on disposal of discontinued operations has been determined by estimating proceeds from selling the PowerReviews business, net of any associated transaction costs, less the net carrying value of the assets and liabilities held for sale as of April 30, 2014. Any material change between the estimated proceeds used for determining the loss on disposal and the actual proceeds due to the timing of executing a definitive agreement with a prospective buyer on or around the date of this 8-K filing may result in a revision of this estimated loss. Any such revisions will be reflected in the financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and, if required, an amended Current Report on Form 8-K/A.